Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADDED BY SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Primus Guaranty, Ltd., a Bermuda company (the "Company"), on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report on Form 10-Q"), I, Thomas W. Jasper, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2004

/s/ Thomas W. Jasper

Thomas W. Jasper

Chief Executive Officer